UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

HSBC HOLDINGS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification No.)

8 Canada Square

London E14 5HQ

United Kingdom

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Subordinated Notes Due 2038	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135007

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On June 14, 2006, HSBC Holdings plc (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3 (File No. 333-135007) (the Registration Statement) relating, to among other securities, to subordinated debt securities of the Registrant.

On June 14, 2006, the Registrant filed with the Commission pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act) the base prospectus dated June 14, 2006, as supplemented by the prospectus supplement dated May 19, 2008 (the Prospectus and the Prospectus Supplement, respectively). The Prospectus and the Prospectus Supplement are incorporated herein by reference to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 9 through 22 (under “Description of Subordinated Debt Securities”) and pages 36 through 43 (under “Taxation”) contained in the Company’s Prospectus contained in the Registration Statement and on the cover page, pages S-6 and S-7 (under “Description of Notes”) and pages S-13 through S-15 (under “Taxation”) of the Prospectus Supplement all of which information is incorporated by reference in this registration statement.

Item 2.	Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Securities and Exchange Commission:

1.	Indenture between HSBC Holdings plc and The Bank of New York (incorporated herein by reference to the Report of Foreign Private Issuer on Form 6-K dated December 12, 2002).
2.	Subordinated Notes (global registered form).
3.	Resolutions of the Board of Directors of the Registrant providing for the issuance of 6.8% Subordinated Notes Due 2038.

_____________________

2 of 3

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: HSBC Holdings plc
By: /s/ Douglas J. Flint
Name:	Douglas J. Flint
Title:	Group Finance Director

Date: May 27, 2008

3 of 3